EXHIBIT B

ITEM 2(A)

OFFICERS AND DIRECTORS OF BANCBOSTON CAPITAL, INC.

Frederick M. Fritz - President and Director

Zackery T. Edmonds - Treasurer

Timothy A. G. Gerhold - Clerk and Counsel

R. Nelson Griebel - Director

Paul F. Hogan - Director

David K. McKown - Director

OFFICERS AND DIRECTORS OF BANCBOSTON INVESTMENTS, INC.

Frederick M. Fritz - President and Director

Zackery T. Edmonds - Treasurer

Timothy A. G. Gerhold - Clerk and Counsel

Paul F. Hogan - Director

David K. McKown - Director

DIRECTORS OF THE BANK OF BOSTON

Wayne A. Budd - Senior Vice President of NYNEX

William F. Connell - Chairman and Chief Executive Officer of Connell L.P.

Gary L. Countryman - President and Chief Executive Officer of Liberty Mutual
                     Insurance Company

Alice F. Emerson -  Senior Fellow of the Andrew W. Mellon Foundation

Charles K. Gifford - Chief Executive Officer of the Bank of Boston

Thomas J. May - Chairman and Chief Executive Officer of Boston Edison Company

Donald F. McHenry - University Research Professor of Diplomacy and International
                    Relations, George Washington University

J. Donald Monan - President of Boston College

                                -Page 13 of 14 -

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Paul C. O'Brien - President of the O'Brien Group

John W. Rowe - President and Chief Executive Officer of New England Electric
               System

Richard A. Smith - Chairman of Harcourt General, Inc.

William C. Van Faasen - President and Chief  Executive
                        Officer of Blue Cross and Blue Shield of Massachusetts, Inc.

Thomas B. Wheeler - President and Chief Executive Officer of Massachusetts
                    Mutual Life Insurance Company

Alfred M. Zeien - Chairman and Chief Executive Officer of The Gillette Company

EXECUTIVE OFFICERS OF THE BANK OF BOSTON

Charles K. Gifford - Chief Executive Officer

William J. Shea - Vice Chair and Chief Financial Officer and Treasurer

Henri Que de Compos Mierelles - President and Chief Operating Officer; Citizen
                                of Brazil

William M. Crozer, 3d. - Chairman of the Board


                                -Page 14 of 14 -

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